Exhibit 99.1

AMSC Reports Third Quarter

Fiscal 2014 Financial Results and Provides

Business Outlook

Company to host conference call today at 10:00 am ET

Devens, MA – February 5, 2015 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and power grid industry leaders, today reported financial results for its third quarter of fiscal 2014 ended December 31, 2014.

Revenues for the third quarter of fiscal 2014 were $21.3 million, compared with $20.6 million for the same period of fiscal 2013. The year over year increase in revenues was due to higher Wind segment revenues, partially offset by lower Grid segment revenues versus year ago results.

AMSC’s net loss for the third quarter of fiscal 2014 decreased to $6.4 million, or $0.07 per share, from $8.4 million, or $0.14 per share, for the same period of fiscal 2013. Net loss for the third quarter of fiscal 2014 included a gain from a decrease in the fair value of derivatives and warrants of $2.3 million, as well as a charge of $0.5 million relating to the Company’s ongoing restructuring initiative.

Excluding these and other non-cash charges, the Company’s non-GAAP net loss for the third quarter of fiscal 2014 was $9.6 million, or $0.11 per share, compared with a non-GAAP net loss of $5.7 million, or $0.09 per share, in the same period of fiscal 2013. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents, and restricted cash at December 31, 2014 totaled $37.6 million, compared with $38.2 million at September 30, 2014. During the third quarter of fiscal 2014, the Company received net proceeds under its At-Market Sales Facility (ATM), after deducting sales commissions, of $1.0 million from the issuance of approximately 0.8 million shares of common stock at an average sales price of $1.22 per share. The ATM arrangement was terminated on November 5, 2014. Also during the third fiscal quarter, the Company completed an equity offering to a new investor, under which it sold approximately 9.1 million units of common stock at an offering price of $1.10 per common stock unit. Each unit consisted of one share of common stock and 0.9 of a warrant to purchase one share of common stock, or a warrant to purchase in the aggregate of 8.2 million shares. Net proceeds after deducting underwriting commissions and expenses were approximately $9.1 million. The Company also amended its senior term loan with Hercules Technology Growth Capital, which provided for a new term loan of $1.5 million.

The Company is also announcing that its wholly-owned subsidiary, AMSC Austria GmbH, has reached an agreement with Ghodawat Energy Pvd Ltd (Ghodawat) to fully settle any and all disputes and claims between the parties (including their respective parent and affiliated companies), including all claims relating to the arbitration award and the arbitration award for 7.45 million Euro (approximately $8.5 million at current exchange rates). Payment is expected to be made during the fourth quarter of fiscal 2014.

AMSC Reports Q3 Results	Page 2

“During the third fiscal quarter, we grew revenues by 70% sequentially. We’ve also put the arbitration with Ghodawat behind us so that we can remain focused on the products, markets, and customers that will drive our future growth,” said Daniel P. McGahn, President and CEO, AMSC. “Our baseline revenue is driven by our two established product lines: electrical control systems for wind turbines and D-VAR® reactive compensation systems. We also remain focused on the proliferation of our two disruptive solutions: ship protection systems for the U.S. Navy and Resilient Electric Grid systems for electric utilities.”

Business Outlook

For the fourth quarter ending March 31, 2015, AMSC expects that its revenues will be in the range of $23 million to $25 million. The Company’s net loss for the fourth quarter of fiscal 2014 is expected to be less than $6.0 million, or $0.06 per share. Forecasted GAAP net loss in the fourth quarter includes non-recurring gains of $2.0 million related to the recent settlement with the Company’s insurer pertaining to the Ghodawat matter and $1.3 million related to the settlement with Ghodawat itself that was announced today. AMSC expects that its non-GAAP net loss (as defined below) for the fourth quarter of fiscal 2014 will be less than $7.0 million, or $0.07 per share. For the full fiscal year 2014, the Company expects revenues to be in the range of $68 million to $70 million.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time today to discuss the Company’s results and its business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 785-830-7991 and using conference ID 2701273.

About AMSC (NASDAQ: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The Company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec, Gridtec, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this release about our expectations regarding the expected timing of our settlement payment to Ghodowat; our expectations regarding our financial results for the fourth quarter of fiscal 2014 and for the full fiscal year 2014; and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and

AMSC Reports Q3 Results	Page 3

similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: We have a history of operating losses, which may continue in the future. Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; we have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; Our Term Loans include certain covenants and other events of default. Should we not comply with these covenants or incur an event of default, we may be required to repay our obligation in cash, which could have an adverse effect on our liquidity; We may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; Changes in exchange rates could adversely affect our results from operations; If we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; We may not realize all of the sales expected from our backlog of orders and contracts; Our financial condition may have an adverse effect on our customer and supplier relationships; Failure to successfully execute the consolidation of our Grid manufacturing operations or achieve expected savings could adversely impact our financial performance; Our business and operations would be adversely impacted in the event of a failure or security breach of our information technology infrastructure; We may not be able to launch operations at our newly leased manufacturing facility in Romania, and, if we are able to do so, we may have manufacturing quality issues, which would negatively affect our revenues and financial position; We rely upon third-party suppliers for the components and subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; If we fail to implement our business strategy successfully, our financial performance could be harmed; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; New regulations related to conflict-free minerals may force us to incur significant additional expenses; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government. The continued funding of such contracts remains subject to annual congressional appropriation which, if not approved, could reduce our revenue and lower or eliminate our profit; Many of our customers outside of the United States are, either directly or indirectly, related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have limited experience in marketing and selling our superconductor products and system-level solutions, and our failure to effectively market and sell our products and solutions could lower our revenue and cash flow; We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; Our success depends upon the commercial use of high temperature superconductor (HTS) products, which is currently limited, and a widespread commercial market for our products may not develop; Growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; We have operations in and depend on sales in emerging markets, including China and India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these countries. Changes in China’s or India’s political, social, regulatory and economic environment may affect our financial performance; Our products face intense competition, which could limit our ability to acquire or retain customers; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Adverse changes in domestic and global economic conditions could adversely affect our operating results; We may be unable to adequately prevent disclosure of trade secrets and other proprietary information; Our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; There are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; We have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; Third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; Our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; We have filed a demand for arbitration and other lawsuits against our former largest customer, Sinovel, regarding amounts we contend are overdue. We cannot be certain as to the outcome of these proceedings; We have been named as a party in various legal proceedings, and we may be named in additional litigation, all of which will require significant management time and attention, result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, operating results and financial condition; Our common stock has experienced, and may continue to experience, significant market price

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and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention; and we will not be able to maintain our listing on The Nasdaq Global Select Market if we are unable to regain compliance with The NASDAQ Stock Market LLC’s minimum bid price requirement of $1.00 per share.

These and the important factors discussed under the caption “Risk Factors” in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2014, and our other reports filed with the SEC, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Nine months ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues
Wind	$15,131	$13,545	$30,244	$42,937
Grid	6,119	7,018	15,157	24,893

Total Revenues	21,250	20,563	45,401	67,830
Cost of revenues	18,094	15,863	43,953	56,461

Gross profit	3,156	4,700	1,448	11,369

Operating expenses:
Research and development	2,795	2,951	8,993	9,061
Selling, general and administrative	7,550	8,232	23,534	27,741
Arbitration award expense	—	—	10,188	—
Restructuring and impairments	507	108	5,416	872
Amortization of acquisition related intangibles	39	84	118	247

Total operating expenses	10,891	11,375	48,249	37,921

Operating loss	(7,735)	(6,675)	(46,801)	(26,552)
Change in fair value of derivatives and warrants	2,288	535	3,048	1,890
Interest expense, net	(525)	(1,634)	(1,555)	(7,250)
Other (expense) income, net	(209)	(341)	379	(908)

Loss before income tax expense	(6,181)	(8,115)	(44,929)	(32,820)
Income tax expense	172	302	363	733

Net loss	$(6,353)	$(8,417)	$(45,292)	$(33,553)

Net loss per common share
Basic	$(0.07)	$(0.14)	$(0.55)	$(0.55)

Diluted	$(0.07)	$(0.14)	$(0.55)	$(0.55)

Weighted average number of common shares outstanding
Basic	87,645	62,309	82,284	60,578

Diluted	87,645	62,309	82,284	60,578

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UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	March 31,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$35,983	$43,114
Accounts receivable, net	10,778	7,556
Inventory	26,536	20,694
Prepaid expenses and other current assets	11,705	9,004
Restricted cash	1,508	2,913

Total current assets	86,510	83,281
Property, plant and equipment, net	58,257	64,574
Intangibles, net	1,565	1,995
Restricted cash	100	3,394
Deferred tax assets	7,724	7,724
Other assets	2,833	7,541

Total assets	$156,989	$168,509

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$24,805	$21,764
Accrued arbitration liability	10,323	—
Note payable, current portion, net of discount of $306 as of December 31, 2014 and $555 as of March 31, 2014	3,694	6,240
Derivative liabilities	3,914	2,601
Deferred revenue	15,385	9,456
Deferred tax liabilities	7,724	7,761

Total current liabilities	65,845	47,822
Note Payable, net of current portion and discount of $298 as of December 31, 2014 and $287 as of March 31, 2014	4,868	6,380
Deferred revenue	2,906	990
Other liabilities	895	1,058

Total liabilities	74,514	56,250

Stockholders’ equity:
Common stock	961	789
Additional paid-in capital	983,406	966,390
Treasury stock	(771)	(370)
Accumulated other comprehensive income	560	1,839
Accumulated deficit	(901,681)	(856,389)

Total stockholders’ equity	82,475	112,259

Total liabilities and stockholders’ equity	$156,989	$168,509

AMSC Reports Q3 Results	Page 6

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine months ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(45,292)	$(33,553)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	7,298	8,052
Stock-based compensation expense	4,620	7,328
Impairment of long lived assets	3,464	—
Provision for excess and obsolete inventory	1,401	287
Loss on minority interest investments	644	789
Change in fair value of derivatives and warrants	(3,048)	(1,890)
Non-cash interest expense	490	5,902
Other non-cash items	(838)	1,181
Changes in operating asset and liability accounts:
Accounts receivable	(3,434)	10,414
Inventory	(7,598)	8,682
Prepaid expenses and other current assets	(3,072)	3,462
Accounts payable and accrued expenses	5,694	(8,445)
Accrued arbitration liability	10,328	—
Deferred revenue	8,409	(20,575)

Net cash used in operating activities	(20,934)	(18,366)

Cash flows from investing activities:
Net cash provided by investing activities	4,355	4,398

Cash flows from financing activities:
Net cash provided by financing activities	9,747	9,750

Effect of exchange rate changes on cash and cash equivalents	(299)	369

Net decrease in cash and cash equivalents	(7,131)	(3,849)
Cash and cash equivalents at beginning of year	43,114	39,243

Cash and cash equivalents at end of period	$35,983	$35,394

AMSC Reports Q3 Results	Page 7

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three months ended December 31,		Nine months ended December 31,
	2014	2013	2014	2013
Net loss	$(6,353)	$(8,417)	$(45,292)	$(33,553)
Stock-based compensation	1,521	3,040	4,620	7,328
Arbitration award expense	—	—	10,188	—
Amortization of acquisition-related intangibles	39	84	118	247
Restructuring and impairment charges	507	108	5,416	872
Sinovel litigation	—	—	—	(7)
Consumption of zero cost-basis inventory	(3,143)	(1,142)	(5,710)	(3,635)
Change of fair value of derivatives and warrants	(2,288)	(535)	(3,048)	(1,890)
Non-cash interest expense	147	1,137	490	5,902

Non-GAAP net loss	$(9,570)	$(5,725)	$(33,218)	$(24,736)

Non-GAAP loss per share	$(0.11)	$(0.09)	$(0.40)	$(0.41)

Weighted average shares outstanding	87,645	62,309	82,284	60,578

RECONCILIATION OF FORECAST GAAP NET LOSS TO NON-GAAP

NET LOSS

(In millions, except per share data)

Three months ending March 31, 2015
Net loss	$(6.0)
Stock-based compensation	1.5
Arbitration award expense	(1.3)
Restructuring and impairment charges	0.1
Non-cash interest expense	0.1
Consumption of zero-cost inventory	(1.4)

Non-GAAP net loss	$(7.0)

Non-GAAP net loss per share	$(0.07)

Shares outstanding	95.8

Note: Non-GAAP net loss is defined by the Company as net loss before stock-based compensation; arbitration award expense; amortization of acquisition-related intangibles; restructuring and impairment charges; Sinovel litigation; consumption of zero

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cost-basis inventory; non-cash interest expense; change in fair value of derivatives and warrants; and other unusual charges, net of any tax effects related to these items. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. The Company also regards non-GAAP net loss as a useful measure of operating performance to complement operating loss, net loss and other GAAP financial performance measures. In addition, the Company uses non-GAAP net loss as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net loss is set forth in the table above.

AMSC Contact:

Kerry Farrell

Phone: 978-842-3247

Email: kerry.farrell @ amsc.com